EXHIBIT 99.4

                UK GOVERNMENT DECISION REGARDING FRANCE TELECOM'S
                           PROPOSED INVESTMENT IN NTL

Timing of Completion of NTL's Acquisition of Certain Assets of Cable and Wireless Communications Plc Should Not be Impacted

New York, New York (December 16, 1999) - NTL Incorporated ("NTL") (NASDAQ: NTLI;
EASDAQ: NTLI) announced today that the UK Secretary of State for Trade and Industry has issued an announcement that he would clear France Telecom's proposed investment in NTL provided that France Telecom were to undertake to divest its interests in Crown Castle UK Holdings Limited, Crown Castle UK Limited and Crown Castle International Corporation.

      France Telecom is cooperating fully with the Office of Fair Trading.

NTL believes that agreeing these undertakings should not impact the timing of NTL's proposed acquisition of certain assets of Cable and Wireless Communications plc (CWC Consumer Co) in the Spring of 2000. The completion of the CWC Consumer Co transaction is subject to certain other conditions which remain to be satisfied.

                                  * * * * * * *

For further information please contact: In the US: John F. Gregg, Senior Vice President-Chief Financial Officer; Michael A. Peterson, Director-Corporate Development; Bret Richter, Director-Corporate Development; or Richard J. Lubasch, Executive Vice President-General Counsel at (212) 906-8440; in the UK:
Aizad Hussain, Director-Corporate Development at 44 171 909 2000 or e-mail: investor-relations@ntli.com